WAREHOUSE SPACE LEASE

LANDLORD:	Southeast Industrial Park LLC
4300 East Fifth Avenue
Columbus, Ohio 43219

TENANT:	DSW Shoe Warehouse, Inc.
810 DSW Drive
Columbus, Ohio 43219

LEASED PREMISES:	Approximately 49,860 square feet located in
a portion of the space located at
2020 Corvair Avenue
Columbus, Ohio 43207, as shown in Exhibit A, attached.

WAREHOUSE SPACE LEASE
TABLE OF CONTENTS

I. GRANT, TERM, DEFINITIONS AND BASIC LEASE PROVISIONS	1
1.1 Grant.	1
1.2 Delivery.	1
1.3 [Intentionally Deleted].	2
1.4 Agent.	2
1.5 Basic Lease Provisions.	2
II. PURPOSE	2
2.1 Purpose.	2
2.2 Use of Real Estate.	3
III. RENT	3
3.1 Annual Rent; Landlord’s Work Payments.	3
3.2 Interest on Late Payments.	3
3.3 [Intentionally Deleted].	3
IV. IMPOSITIONS	3
4.1 Payment by Landlord.	3
4.2 Other Taxes.	4
V. RISK ALLOCATION AND INSURANCE	4
5.1 Allocation of Risks.	4
5.2 Tenant's Insurance.	4
5.3 Landlord's Insurance.	5
5.4 Form of Insurance.	6
5.5 [Intentionally Deleted].	6
5.6 Fire Protection.	6
5.7 Waiver of Subrogation.	7
5.8 Disclaimer of Liability.	7
VI. DAMAGE OR DESTRUCTION	7
6.1 Landlord's Obligation to Rebuild.	7
6.2 Tenant's Rights After Casualty.	8
VII. CONDEMNATION	8
7.1 Taking of Whole.	8
7.2 Partial Taking.	8
7.3 Temporary Taking.	8
7.4 Payment to Tenant.	9
VIII. MAINTENANCE AND ALTERATIONS	9
8.1 Landlord's Maintenance.	9
8.2 Tenant's Maintenance.	9
8.3 Alterations.	9
IX. ASSIGNMENT AND SUBLETTING	10
9.1 Consent Required.	10
9.2 Other Transfer of Lease.	11
X. LIENS AND ENCUMBRANCES	11
10.1 Encumbering Title.	11
10.2 Liens and Right to Contest.	11
XI. UTILITIES	11
11.1 Utilities.	11
XII. INDEMNITY	12
12.1 Indemnity.	12
XIII. RIGHTS RESERVED TO LANDLORD	12
13.1 Rights Reserved to Landlord.	12
13.2 Maintenance Costs.	13
XIV. QUIET ENJOYMENT	14

14.1 Quiet Enjoyment.	14
XV. SUBORDINATION OR SUPERIORITY	14
15.1 Subordination or Superiority.	14
XVI. SURRENDER	14
16.1 Surrender.	14
16.2 Removal of Tenant's Property.	15
16.3 Holding Over.	15
XVII. ENVIRONMENTAL CONDITIONS	15
17.1 "Environmental Condition" Defined.	15
17.2 Compliance by Tenant.	16
17.3 Testing and Remedial Work.	16
XVIII. REMEDIES	17
18.1 Defaults.	17
18.2 Remedies.	18
18.3 Remedies Cumulative.	18
18.4 No Waiver.	18
18.5 [Intentionally Deleted].	19
18.6 Delinquent Rent.	19
XIX. SECURITY DEPOSIT [Intentionally Deleted]	19
XX. MISCELLANEOUS	19
20.1 [Intentionally Deleted].	19
20.2 Estoppel Certificates.	20
20.3 Landlord's and Tenant's Right to Cure/Landlord Default.	20
20.4 Amendments Must Be in Writing.	20
20.5 Notices.	21
20.6 Short Form Lease.	21
20.7 Time of Essence.	21
20.8 Relationship of Parties.	21
20.9 Captions.	21
20.10 Severability.	21
20.11 Law Applicable.	21
20.12 Covenants Binding on Successors.	21
20.13 Brokerage.	22
20.14 Landlord Means Owner.	22
20.15 Lender's Requirements.	22
20.16 Signs.	22
20.17 Parking Areas.	23
It is understood by and between the parties hereto that parking on the Real Estate, unless as otherwise specifically designated by Landlord as exclusive parking, is allocated to the tenants thereof on an unreserved basis. Tenant, its employees and invitees may use the parking for Tenant’s use.	23
20.18 Force Majeure.	23
20.19 Landlord's and Tenant's Expenses.	23
20.20 Execution of Lease by Landlord.	23
20.21 [Intentionally Deleted].	23
20.22 Exculpatory Clause.	24
20.23 [Intentionally Deleted].	24
20.24 [Intentionally Deleted].	24
20.25 Consent.	24
Omitted Supplemental Exhibit A - Site Plan & Footprint of Premises

WAREHOUSE SPACE LEASE

THIS LEASE is made this 1st day of January, 2012 (the “Effective Date”), by and between Southeast Industrial Park LLC, an Ohio limited liability company (hereinafter sometimes referred to as "Landlord"), with offices at 4300 East Fifth Avenue, Columbus, Ohio 43219, and DSW Shoe Warehouse, Inc., a Missouri corporation (hereinafter sometimes referred to as "Tenant"), with offices at 810 DSW Drive, Columbus, Ohio 43219, who hereby mutually covenant and agree as follows:
I.GRANT, TERM, DEFINITIONS AND BASIC LEASE PROVISIONS
1.1    Grant.
Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, premises consisting of approximately 49,860 square feet of area in the building shown on Exhibit A, which premises are commonly known as 2020 Corvair Avenue, Columbus, Ohio 43207 and which comprises approximately 801,175 square feet of leasable space on 46.812 acres, more or less, of real property in Franklin County, Ohio, which real property is legally described on Exhibit A, attached hereto and made a part hereof (hereinafter sometimes referred to as the "Real Estate"). The premises are outlined on the site plan attached hereto as Exhibit A and made a part hereof (the "Site Plan"). Said premises, together with all improvements now located or to be located on said premises during the term of this Lease, shall collectively be referred to herein as the "Leased Premises". A footprint of the Leased Premises is delineated on Exhibit A, attached hereto and made a part hereof.
Tenant shall also have the non-exclusive right to use all common areas of the Real Estate, as the same may be modified, altered and reduced from time to time during the term hereof. Tenant acknowledges that Landlord may promulgate reasonable rules and regulations in connection with the use of all such common areas, and Tenant's use thereof shall not unreasonably interfere with the use of said common areas by Landlord or other tenants, occupants or users of the Real Estate, as well as their respective customers, employees, agents, licensees, contractors, subcontractors and invitees (hereinafter collectively the "Permitted Parties"), so long as Landlord has provided a copy of same to Tenant.
1.2    Delivery.
Landlord delivered and Tenant accepted the Premises on January 1, 2012 (the "Delivery Date"). Term.
The term of this Lease shall commence on the Delivery Date (hereinafter sometimes referred to as "Commencement Date") and shall end on December 31, 2013, unless sooner terminated as herein set forth. The term "Lease Year" shall be defined as each successive period of twelve (12) consecutive calendar months, with the first Lease Year commencing on January 1, 2012.
Landlord hereby grants to Tenant the option to extend the Term of this Lease for two (2) consecutive option terms of two (2) years each, referred to herein as "First Option Term", and "Second Option Term."The First Option Term shall commence at the end of the original Term of this Lease and the Second Option Term shall commence at the end of the First Option Term. So long as Tenant is then in possession of the Leased Premises and is not in default hereunder, Tenant may elect to exercise each option by giving the Landlord written notice at least sixty (60) days prior to the expiration of the original Term or the then existing Option Term. Said Option Terms shall be upon the same terms, covenants and agreements as are herein set forth.

1.3    [Intentionally Deleted].
1.4    Agent.
As used in this Lease, the term "Agent" shall mean the agent of Landlord. Until otherwise designated by notice in writing from Landlord, Agent shall be Schottenstein Property Group, 4300 E. Fifth Avenue, Columbus, Ohio 43219, Attn: President, Real Estate. Tenant may rely upon any consent or approval given in writing by Agent or upon notice from Agent or from the attorneys for Agent or Landlord.
1.5    Basic Lease Provisions.
These basic lease provisions are intended for convenience only, and any conflict between these provisions and the body of the Lease shall be resolved in favor of the body of the Lease.

(a)	Purpose (See Section 3.1): The Leased Premises shall be used for general warehouse, storage and ancillary uses thereto.

(b)	Annual Rent (See Section 4.1): Annual Rent shall commence upon the Delivery Date. Rent shall be payable shall be in the amount listed in Section 4.1.

(c)	Payee (See Section 4.1): Southeast Industrial Park LLC.

(d)	Payee's Address (See Sections 4.1 and 4.2): 4300 East Fifth Avenue, Columbus, Ohio 43219.

(e)	Form of Insurance (See Article VI): The insurance specified in Section 6.1 shall comply with the provisions of Section 6.2.

(f)	Tenant's Address (for notices) (See Section 21.5): Sr. Vice President - Real Estate, 810 DSW Drive, Columbus, Ohio 43219, with a copy to General Counsel, 810 DSW Drive, Columbus, Ohio 43219.

(g)	Landlord's Address (for notices) (See Sections 21.5 regarding notices and 16.1(c) regarding notices to Landlord's lender): 4300 East Fifth Avenue, Columbus, Ohio 43219.

(h)	Broker(s) (See Section 21.13): None.

(i)	Guarantor's Name and Address: None

(j)	Rider: List any Riders that are attached: None.
II.    PURPOSE
2.1 Purpose.
The Leased Premises shall be used and occupied only for the Purpose set forth in Section 1.6(a) hereof, except that no such use shall (a) violate any certificate of occupancy or law, ordinance or other governmental regulation in effect from time to time affecting the Leased Premises or the use thereof, including all recorded instruments of record, (b) cause injury to the improvements, (c) cause the value or usefulness of the Real Estate or any part thereof to diminish, (d) constitute a public or private nuisance or waste, (e) authorize Tenant to use, treat, store or dispose of hazardous or toxic materials on the Real Estate, or (f) render the insurance on the Leased Premises void or the insurance risk more hazardous, provided, however, that if Tenant's use of the Leased Premises does make the insurance risk more hazardous then, without prejudice to any other remedy of Landlord for such breach, Tenant shall pay to Landlord, on demand, the amount by which Landlord's insurance premiums are increased as a result of such use. Tenant shall not use or occupy the Leased Premises contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto.
2.2    Use of Real Estate.
The Leased Premises may be used by Tenant for general warehouse, storage and ancillary uses thereto.
III.    RENT
3.1    Annual Rent; Landlord’s Work Payments.
Beginning with the Delivery Date, Tenant shall pay, without demand, annual rent of One Dollar and Seventeen Cents ($1.17) per square foot, payable in monthly installments of Four Thousand Eight Hundred Sixty One and 35/100 Dollars ($4,861.35) in advance on or before the first day of each month during the term of this Lease (the “Annual Rent”). Tenant shall also pay to Landlord an amount equal to Forty four cents ($0.44) per square foot for common area maintenance and insurance payable in monthly installments of One Thousand Eight Hundred Twenty Eight and 20/100 Dollars ($1,828.20), and Forty nine cents ($0.49) per square foot for real estate taxes, payable in monthly installments of Two Thousand Thirty Five and 95/100 Dollars ($2,035.95), in advance on or before the first day of each month during the term of this Lease (the “Additional Rent”). Additional Rent shall not increase during the Term or either Option Term.
Rent shall be paid to or upon the order of Landlord or such payee designated by Landlord (“Payee”) at the Payee's Address. Landlord shall have the right to change the Payee or the Payee's Address by giving written notice thereof to Tenant. All payments of rent shall be made in lawful money of the United States without any deduction, set off, discount or abatement whatsoever except as specifically set forth herein.
3.2    Interest on Late Payments.
Each and every installment of rent and each and every payment of other charges hereunder which shall not be paid when due and not paid within five (5) days after notice thereof shall bear interest at the highest rate then payable by Tenant in the state in which the Leased Premises are located or, in the absence of such a maximum rate, at a rate per annum equal to four percent (4%) in excess of the announced prime rate of interest of PNC National Bank, Columbus, in effect on the due date of such installment(s), from the date when the same is payable under the terms of this Lease until the same shall be paid; provided that payment of such interest shall not excuse default in the payment of rent or other sums due hereunder.
3.3    [Intentionally Deleted].

IV.    IMPOSITIONS
4.1    Payment by Landlord.
Landlord shall be solely responsible for the payment of all (i) taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which are payable during the term of this Lease upon the Real Estate or any part thereof or upon any improvements at any time situated thereon, (ii) any assessment by any association of owners of property in the complex of which the Real Estate is a part which is payable during the term of this Lease and (iii) all fees and costs incurred by Landlord during the Lease term for the purpose of contesting or protesting tax assessments or rates ("Impositions").
4.2    Other Taxes.
Tenant covenants and agrees to pay promptly when due all taxes assessed, whether known or unknown at the time of mutual execution of this Lease, against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the Leased Premises during the term of this Lease.
V.    RISK ALLOCATION AND INSURANCE
5.1 Allocation of Risks.
The parties desire, to the extent permitted by law, to allocate certain risks of personal injury, bodily injury or property damage, and risks of loss of real or personal property by reason of fire, explosion or other casualty, and to provide for the responsibility for insuring those risks. It is the intent of the parties that, to the extent any event is required by the terms hereof to be covered by insurance, any loss, cost, damage or expense, including, without limitation, the expense of defense against claims or suits, be covered by insurance, without regard to the fault of Tenant, its officers, employees, agents, contractors and customers ("Tenant Protected Parties"), and without regard to the fault of Landlord, Agent, their respective members, officers, directors, employees, agents and contractors ("Landlord Protected Parties"). As between Landlord Protected Parties and Tenant Protected Parties, such risks are allocated as follows:

(a)
Tenant shall bear the risk of bodily injury, personal injury or death, or damage to property, or to third persons, occasioned by events occurring within, on or about the Leased Premises, regardless of the party at fault, if any. Said risks shall be insured as provided in Section 6.2(a).

(b)
Landlord shall bear the risk of bodily injury, personal injury, or death or damage to property, or to third persons, occasioned by events occurring on or about the Real Estate (other than premises leased to tenants), regardless of the party at fault, if any.

(c)
Tenant shall bear the risk of damage to contents, trade fixtures, machinery, equipment, furniture, furnishings and property of Tenant, Tenant's Protected Parties and property in Tenant's control, care and custody in the Leased Premises arising out of loss by all events required to be insured against pursuant to Section 6.2(b).

(d)	Landlord shall bear the risk of damage to the building on the Real Estate arising out of loss by events required to be insured against pursuant to Section 6.3(b).
Notwithstanding the foregoing, provided the party required to carry insurance under Section 6.2(a) or Section 6.3(a) hereof does not default in its obligation to do so, if and to the extent that any loss occasioned by any event of the type described in Section 6.1(a) or Section 6.1(b) exceeds the coverage or amount of insurance actually carried, or results from an event not required to be insured against and not actually insured against, the party at fault shall pay the amount not actually covered under these respective policies.

5.2    Tenant's Insurance.
Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

(a)
The Landlord Protected Parties as "additional insureds", and Landlord's mortgagee, if any, of which Tenant is given written notice, and Tenant Protected Parties, from all claims, demands or actions made by or on behalf of any person or persons, firm, corporation or entity and arising from, related to or connected with the Leased Premises, Tenant's use thereof or operations therein for bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property in an amount of not less than One Million Dollars ($1,000,000.00) per occurrence and not less than Two Million Dollars ($2,000,000.00) policy aggregate limit. Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis, and such liability policies shall include products and completed operations liability insurance. If at any time during the term of this Lease, Tenant owns or rents more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Tenant. Landlord shall have the right, exercisable by giving written notice thereof to Tenant, to require Tenant to increase such limit if, in Landlord's reasonable judgment, the amount thereof is insufficient to protect the Landlord Protected Parties and Tenant Protected Parties from judgments which might result from such claims, demands or actions. Tenant shall cause its liability insurance to include contractual liability coverage fully covering the indemnity set forth above and in Section 13.1 below.

(b)
All contents and Tenant's trade fixtures, machinery, equipment, furniture and furnishings in the Leased Premises to the extent of at least ninety percent (90%) of their replacement cost under Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage). Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Landlord Protected Party.

(c)	Tenant Protected Parties from all worker's compensation claims, including employer's liability with minimum limits of $500,000.00 per occurrence.

(d)	Landlord and Tenant against breakage of all plate glass utilized in the improvements on the Leased Premises.

(e)
Tenant agrees to maintain, at its own expense, for the benefit of itself, Tenant's Protected Parties and Landlord's Protected Parties, excess and/or umbrella liability insurance of such types and with limits not less than Twenty Five Million Dollars ($25,000,000.00) as may be approved by Landlord, insuring against liability for damage or loss to property, and against liability for personal injury or death, arising from acts or omissions of Tenant, its agents, employees or invitees. Said excess and/or umbrella policies shall include all liability policies in Section 6.2(a), employer's liability in Section 6.2(c) as underlying policies.

Tenant agrees to provide Landlord with notice of any self-insurance programs and Tenant shall have the right to self-insure any risks required to be insured hereunder provided Tenant participates in a bona fide self-insurer retention program with commercially reasonable retention amounts. Any insurance deductibles or self-insurance amounts shall be the responsibility of Tenant.
5.3     Landlord's Insurance.
Landlord shall procure and maintain policies of insurance insuring:

(f)
Commercial general liability (including products and completed operations) or other policy forms which would provide similar coverages on behalf of Landlord and Landlord's Protected Parties for those claims of bodily injury or property damage arising from the Real Estate (including all common areas and the parking lots therein) and the operations of the Landlord and Landlord's Protected Parties. Said liability insurance policy shall be written on an "occurrence" basis with a combined single limit of One Million Dollars ($1,000,000.00) per occurrence and not less than Two Million Dollars ($2,000,000.00) policy aggregate limit, and One Million Dollars ($1,000,000.00) limit for products and completed operations.
Umbrella liability insurance providing a minimum of Fifty Million Dollars ($50,000,000.00) limit naming the commercial general liability policy (Section 6.3(a)(i)) as an underlying policy.

(g)
The building containing the Leased Premises, and any improvements therein, including Tenant Improvements, against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage). The insurance coverage shall be for not less than 90% of the full replacement cost of the Leased Premises for an agreed amount basis with the insurance carrier, with sufficient limits to replace the Leased Premises of similar utility purpose. . Landlord shall be named as the insured and all proceeds of insurance shall be payable to Landlord. Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Tenant Protected Party.

(h)
Landlord's business income, protecting Landlord from loss of rents and other charges during the period while the Leased Premises are untenantable due to fire or other casualty (for the period reasonably determined by Landlord).

(i)	Flood or earthquake insurance whenever, in the sole reasonable judgment of Landlord, such protection is necessary and it is available at commercially reasonable cost.
5.4    Form of Insurance.
All of the aforesaid insurance shall be in reputable companies licensed to do business in the State of Ohio with a minimum A.M. Best rating of "A". Landlord shall have the right to self-insure and use high deductibles or self-insured retention levels to help control the cost of insurance premiums. As to Tenant's insurance, the insurer and the form, substance and amount (where not stated above) shall be satisfactory from time to time to Landlord and any mortgagee of Landlord, and shall unconditionally provide that it is not subject to cancellation or non-renewal except after at least thirty (30) days prior written notice to Landlord and any mortgagee of Landlord. Originals of Tenant's insurance policies (or certificates thereof satisfactory to Landlord), together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Commencement Date and renewals thereof not less than seven (7) days prior to the end of the term of such coverage. Landlord shall have the right, from time to time, but no more than once per Lease Year, to increase the occurrence limits and/or policy limits of Landlord and/or Tenant hereunder, as Landlord may reasonably determine.
5.5.    [Intentionally Deleted].
5.6    Fire Protection.
Landlord shall ensure that the Leased Premises conform with all applicable fire codes of any governmental authority, and with the rules and regulations of Landlord's fire underwriters and their fire protection engineers, including, without limitation, the installation and maintenance of adequate fire extinguishers. Landlord agrees to maintain and repair any sprinkler or other fire suppression system, alarms and/or special hazards fire protection for the Leased Premises provided that Tenant shall be responsible for any additional cost caused solely on account of Tenant's particular use of the Leased Premises. Landlord is providing a sprinkler monitoring system with a direct connection to the local fire department or monitoring service. In the event of impairment of the sprinkler system, the party discovering such impairment shall immediately notify the other party hereto. During the period of any such impairment or shutdown of the fire protection system(s), Tenant shall cease any operations which may create any form of flame, spark, combustible risk or explosive atmosphere.
5.7    Waiver of Subrogation.
Landlord and Tenant, and all parties claiming under each of them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Lease on the Leased Premises or in connection with the Real Estate or activities conducted thereon or therewith, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof, including all other tenants of the Building. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions in accordance with the foregoing so long as the same are available.
5.8    Disclaimer of Liability.
To the extent of the insurance carried by Tenant or required by the terms of this Lease to be carried by Tenant, Tenant hereby disclaims, and releases Landlord and Landlord's Protected Parties from any and all liability, whether in contract or tort (including strict liability and negligence), for any loss, damage, or injury of any nature whatsoever sustained by Tenant and Tenant's Protected Parties, during the term of this Lease. The parties hereby agree that under no circumstances shall Landlord be liable for indirect, consequential, special, or exemplary damages, whether in contract or tort (including strict liability and negligence), such as, but not limited to, loss of revenue or anticipated profits or other damage related to the leasing of the Premises under this Lease.
To the extent of the insurance carried by Landlord or required by the terms of this Lease to be carried by Landlord, Landlord hereby disclaims, and releases Tenant from any and all liability, whether in contract or tort (including strict liability and negligence), for any loss, damage, or injury of any nature whatsoever sustained by Landlord and Landlord's Protected Parties, during the term of this Lease. The parties hereby agree that under no circumstances shall Tenant be liable for indirect, consequential, special, or exemplary damages, whether in contract or tort (including strict liability and negligence), such as, but not limited to, loss of revenue or anticipated profits or other damage related to this Lease.
VI.    DAMAGE OR DESTRUCTION
6.1    Landlord's Obligation to Rebuild.
In the event the Leased Premises are damaged by fire, explosion or other casualty, Landlord shall commence the repair, restoration or rebuilding thereof within sixty (60) days after such damage and shall complete such restoration, repair or rebuilding within one hundred fifty (150) days after the commencement thereof, provided that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. If the casualty or the repair, restoration or rebuilding caused thereby shall render the Leased Premises untenantable, in whole or in part, rent shall be equitably abated during the period of untenantability and Tenant shall have no liability for the abated rent. If such a fire, explosion or other casualty damages the building in which the Leased Premises are located in a material or substantial way during the last six (6) months of the original Term or the then applicable Option Term, then unless Tenant exercises an outstanding option for an Option Term, Landlord may, in lieu of repairing, restoring or rebuilding the same, terminate this Lease within one hundred eighty (180) days after the occurrence of the event causing the damage by notice to Tenant. In such event, the obligation of Tenant to pay rent and other charges hereunder shall end as of the date when the damage occurred.
6.2    Tenant's Rights After Casualty.
In the event of any substantial damage or destruction to the Leased Premises, Landlord shall notify Tenant within thirty (30) days thereafter of the anticipated time to complete the repair, restoration or rebuilding thereof. In the event the anticipated time is greater than one hundred fifty (150) days from the date of such casualty, then in such event Tenant shall have the right to elect to terminate this Lease by notice to Landlord within thirty (30) days after receipt of Landlord's estimate of the anticipated time to restore the Leased Premises. Additionally, in the event any damage or destruction to the Leased Premises is not repaired, restored or rebuilt, as the case may be, within one hundred fifty (150) days after such damage or destruction, then in such event Tenant shall have the right and option to elect to terminate this Lease by notice to Landlord at any time prior to substantial completion of such work by Landlord; provided, however, that upon receipt of any such notice, Landlord shall have the right to nullify such election by notice to Tenant so long as Landlord substantially completes the repair, restoration or rebuilding of the Leased Premises within thirty (30) days after receipt of Tenant's notice.
VII.    CONDEMNATION
7.1    Taking of Whole.
If the whole of the Leased Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, or if such a portion of the Leased Premises shall be so taken that as a result thereof the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, then in either of such events, the Lease term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the "Award") shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Real Estate or otherwise.
7.2    Partial Taking.
If only a part of the Leased Premises shall be so taken or condemned, but the Lease is not terminated pursuant to Section 8.1 hereof, Landlord shall repair and restore the Leased Premises and all improvements thereon, to the extent reasonably practicable, provided that Landlord shall not hereby be required to expend for repair and restoration any sum in excess of the Award. Any portion of the Award which has not been expended by Landlord for such repairing or restoration shall be retained by Landlord as Landlord's sole property. The rent shall be equitably abated following delivery of possession to the condemning body. If the portion of the building within which the Leased Premises are located shall be so taken or condemned in a material or substantial way, Landlord may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after such taking. In such event, the Award shall be paid to and be the sole property of Landlord.
7.3    Temporary Taking.
If the whole or a part of the Leased Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, but only on a temporary basis, then in such event this Lease shall continue in full force and effect, without any abatement of rent whatsoever, but the Award paid on account of such temporary taking shall be paid to Tenant in full satisfaction of all claims of Tenant on account thereof.

7.4    Payment to Tenant.
Notwithstanding the provisions of this Article VIII, in the event of a termination of this Lease on account of a taking, then in such event Landlord agrees that Tenant may prosecute a claim in such condemnation proceeding for (a) the reasonable relocation and moving costs incurred by Tenant on account thereof, (b) the unamortized balance of Tenant's leasehold improvements to the Leased, and (c) the value of the remaining leasehold interest of Tenant for the then existing term of this Lease. Tenant agrees that it shall not have the right to claim any other compensation in such proceeding.
VIII.    MAINTENANCE AND ALTERATIONS
8.1    Landlord's Maintenance.
Landlord shall keep in good condition and perform all maintenance, repairs and replacements of the (i) roof of the Leased Premises, (ii) the utility lines leading to the Leased Premises up to the point of entry to the extent they are under control of Landlord, (iii) the exterior, utilities systems and structural components of the Leased Premises (unless caused by Tenant's use of or alterations to the Leased Premises), (iv) pipes that are not exclusive to Tenant’s Premises and (v) except for the negligence of the Tenant, Landlord shall be responsible for the HVAC repair and replacement over the $1,000 cap as described in paragraph 8.2, further Landlord shall be liable for utility pipes within the Premises.
8.2    Tenant's Maintenance.
Subject to Landlord’s obligations in Section 8.1 above and in this Lease, Tenant shall (i) keep in good condition and perform all bi-annual maintenance of the heating, ventilation and air conditioning equipment (“HVAC”), (ii) repairs and replacements for the HVAC and all pipes located within the Premises up to one thousand and 00/100 Dollars ($1,000.00) for the duration of the Lease Term and (iii) shall keep the Leased Premises safe, secure and clean and in full compliance with all health and safety regulations in force based on Tenant’s use of the Leased Premises. Tenant shall promptly remove any debris left by Tenant, its employees, agents, contractors or invitees in the parking area or other exterior areas of the Real Estate.
8.3    Alterations.

(a)
Subject to the prior written approval by Landlord, Tenant shall thereafter make all additions, improvements and alterations on the Leased Premises, and on and to the appurtenances and equipment thereof, required on account of Tenant's particular use of the Leased Premises and required by any governmental authority or which may be made necessary by the act or neglect of Tenant, its employees, agents or contractors, or any persons, firm or corporation claiming by, through or under Tenant. As to any Alterations which Tenant is required hereunder to perform or to which Landlord consents and as to work performed pursuant to Article XVIII hereof, such work shall be performed with new materials, in a workman-like manner, strictly in accordance with plans and specifications therefor first approved in writing by Landlord, which approval shall not be unreasonably withheld, and in accordance with all applicable laws and ordinances. Tenant shall, prior to the commencement of such work, deliver to Landlord copies of all required permits, and builders risk (or installation floater) insurance coverage to the extent of the cost of the Alterations. Tenant shall permit Landlord to monitor construction operations in connection with such work, and to restrict, as may reasonably be required, the passage of manpower and materials, and the conducting of construction activity in order to avoid unreasonable disruption, hazard or inconvenience to Landlord or other tenants of the Real Estate or to Permitted Parties or damage to the Real Estate or the Leased Premises. Upon completion of any such work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may reasonably require (including, without limitation, sworn contractors' statements and supporting lien waivers) evidencing payment in full for such work, and "as built" working drawings or final working drawings marked by the general contractor to show changes made in the field. In the event Tenant performs any work not in compliance with the provisions of this Section 9.3(b), Tenant shall, upon written notice from Landlord, immediately remove such work and restore the Leased Premises to their condition immediately prior to the performance thereof. If Tenant fails so to remove such work and restore the Leased Premises as aforesaid, Landlord may, at its option, and in addition to all other rights or remedies of Landlord under this Lease, at law or in equity, enter the Leased Premises and perform said obligation of Tenant and Tenant shall reimburse Landlord for the cost to the Landlord thereof, immediately upon being billed therefor by Landlord. Such entry by Landlord shall not be deemed an eviction or disturbance of Tenant's use or possession of the Leased Premises nor render Landlord liable in any manner to Tenant.

(b)
In no event shall Tenant be entitled to use the roof of the Leased Premises or any other roof on the Real Estate without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. In the event Tenant obtains Landlord's consent to utilize the roof of the Leased Premises or any other roof of a building on the Real Estate, Tenant shall only use Landlord's roofing contractor for all purposes for which Landlord has consented.

(c)
Except as otherwise may be provided by Section 17 below, all improvements and Alterations made to the Leased Premises by Tenant shall, immediately upon attachment to the Leased Premises or installation thereof, be deemed the property of Landlord and Tenant shall have no further right or claim to the title thereof.

IX.    ASSIGNMENT AND SUBLETTING
9.1    Consent Required.

(a)
Tenant may assign, sublet, convey or mortgage its leasehold interest in the Leased Premises with the prior written consent of Landlord, provided Tenant shall remain fully liable hereunder. Tenant does not need Landlord’s prior written consent if Tenant assigns the Lease or enters into any sublease with any of Tenant’s affiliates, subsidiaries or a successor-in-interest to Tenant’s business operations provided that Tenant delivers written notice thereof to Landlord thirty (30) days after the effective date thereof. Any proposed assignment or sublease shall be expressly subject to the terms, conditions and covenants of this Lease and the use of such sublessee or assignee shall be compatible with the general character of the Real Estate. Any sublease shall (i) provide that the sublease is subject and subordinate to this Lease; (ii) provide that the sublessee shall procure and maintain the insurance required of Tenant in accordance with the terms of Section 6.2(b) and Section 9.3(b) hereof, and (iii) provide for a copy to Landlord of notice of default by either party.

(b)
No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

9.2    Other Transfer of Lease.

Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge, or encumber this Lease or any interest therein unless subject to Section 10.1/
X.    LIENS AND ENCUMBRANCES
10.1    Encumbering Title.
Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises or the Real Estate, nor shall the interest or estate of Landlord in the Leased Premises or the Real Estate be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises or the Real Estate arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises and the Real Estate.
10.2    Liens and Right to Contest.
Tenant shall not permit the Leased Premises or the Real Estate to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of Tenant. In the event a mechanic’s lien is filed against the Leased Premises or the Real Estate due to work performed by or on behalf of Tenant, Tenant shall discharge or bond off same within fifteen (15) days from Tenant's receipt of written evidence of the filing thereof. If Tenant fails to discharge or bond off said lien, Landlord may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Tenant as additional rent. Tenant hereby agrees to indemnify and hold Landlord harmless for any liability, cost, damage and expense occasioned by any mechanic's lien filed against the Leased Premises or the Real Estate on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with the Leased Premises or the Real Estate.
XI.    UTILITIES
11.1    Utilities.

(a)
Prior to the Commencement Date, Landlord shall provide, at Landlord's expense, by separate meter, electric and gas service to the Leased Premises. The utility provider or its representative for gas and electric service to the Leased Premises shall invoice Tenant for its usage of such utilities and Tenant shall pay any and all amounts due directly to Landlord. Tenant acknowledges that water and sewer utilities for the Leased Premises are provided by Landlord and billed by Landlord to Tenant based upon Tenant’s proportionate share of same. Simultaneous with the billing to Tenant of its water and sewer charges for the Leased Premises, Landlord shall provide Tenant with details regarding the calculations used by Landlord in computing Tenant’s proportionate share of same. Landlord shall not be liable for the quality or quantity of or interference involving any such utilities. During the term hereof, whether the Leased Premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat the Leased Premises so as to avert any damage to the Leased Premises on account of cold weather.

(b)
Except as provided herein, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Leased Premises. In the event any utility service to the Leased Premises shall be interrupted (a) for seventy-two (72) hours or more or (b) due to the negligent act or omission of the Landlord, its agents, contractors, or employees, rent and all charges payable hereunder shall equitably abate until such services are fully restored.

(c)
Tenant agrees to be responsible for its rubbish removal for the Leased Premises. The location and placement of Tenant’s refuse container(s) shall be as shown on Exhibit A, which location and placement is hereby approved by Landlord.

XII.    INDEMNITY
12.1    Indemnity.
Tenant will protect, indemnify and save harmless Landlord Protected Parties (as defined in Section 6.1) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (i) any failure on the part of Tenant to perform or comply with any of the terms of this Lease or (ii) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof by Tenant. In case any action, suit or proceeding is brought against Landlord by reason of any occurrence described in this Section 13.1, Tenant will, at Tenant's expense, by counsel approved by Landlord, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The costs indemnified against hereunder and assumed under Article VI include, without limitation, any claims due to loss suffered by the Landlord, Landlord's other tenants, the Permitted Parties, or the City of Columbus, Ohio. The obligations of Tenant under this Section 13.1 shall survive the expiration or earlier termination of this Lease.
Landlord will protect, indemnify and save harmless Tenant Protected Parties (as defined in Section 6.1) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant by reason of (i) any failure on the part of Landlord to perform or comply with any of the terms of this Lease or (ii) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof by Landlord. In case any action, suit or proceeding is brought against Tenant by reason of any occurrence described in this Section 13.1, Landlord will, at Landlord's expense, by counsel approved by Tenant, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The costs indemnified against hereunder and assumed under Article VI include, without limitation, any claims due to loss suffered by the Tenant, the Permitted Parties, or the City of Columbus, Ohio. The obligations of Landlord under this Section 13.1 shall survive the expiration or earlier termination of this Lease.
XIII.    RIGHTS RESERVED TO LANDLORD
13.1    Rights Reserved to Landlord.
Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and Agent reserves the following rights to be exercised at Landlord's election:

(a)	Upon reasonable advance notice to inspect the Leased Premises unless in the event of an emergency in which Landlord or Landlord’s Agent shall be permitted to enter the Premises;

(b)
Upon reasonable advance notice and with appropriate supervision, to show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Leased Premises;

(c)
During the last year of the Lease term, to place and maintain the usual "For Rent" sign on the Real Estate (but not in or on the Leased Premises), and at any time during the Lease term to place and maintain "For Sale" signs on the Real Estate (but not in or on the Leased Premises); and

(d)
If Tenant shall theretofore have vacated the Leased Premises (but not earlier than during the last ninety (90) days of the Lease term), to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for new occupancy.

(e)
To promulgate rules and regulations for the operation and use of the common areas, including the parking areas for the common use and benefit of the tenants of the Real Estate and their customers and invitees. Landlord shall at all times have exclusive control of the common areas and may at any time and from time to time: (i) modify and amend reasonable rules and regulations for the use of the common areas, which rules and regulations shall be binding upon the Tenant upon delivery of a copy thereof to the Tenant; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide employees, invitees, guests, customers and suppliers of the tenants of the Real Estate who use said areas in accordance with the rules and regulations established by Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Real Estate, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas. Provided, however, that in no event, unless required by law, shall any such changes under this paragraph: (i) materially modify parking to the north and west of the Leased Premises, (ii) materially modify truck access to the west of the Leased Premises; or (iii) materially adversely affect parking, ingress, egress or access to the Leased Premises.

(f)	Remove any obstructions in the common areas created or permitted by Tenant, including towing vehicles parked in restricted parking zones at Tenant's sole cost and expense.
Upon reasonable advance notice and with appropriate supervision, Landlord may enter upon the Leased Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved, during normal business hours unless an emergency exists, without being deemed guilty of any eviction or disturbance of Tenant's use or possession of the Leased Premises, and without being liable in any manner to Tenant.

13.2    Maintenance Costs.
Landlord shall be solely responsible for the operation, maintenance, repair and replacement of the common areas and those costs incurred by Landlord pursuant to Section 9.1 above.
XIV.    QUIET ENJOYMENT
14.1    Quiet Enjoyment.
So long as Tenant is not in default under the covenants and agreements of this

Lease, Tenant's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord unless expressly permitted in this Lease
XV.    SUBORDINATION OR SUPERIORITY
15.1    Subordination or Superiority.

(a)
This Lease is subject and subordinate to the lien of any deed of trust, mortgage or mortgages now placed upon Landlord's interest in the Real Estate. Upon request from Tenant, Landlord shall use good faith efforts to obtain a commercially reasonable non-disturbance agreement for Tenant from Landlord’s lender.

(b)
Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages hereafter placed upon Landlord's interest in the Leased Premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Upon request from Landlord, within fifteen (15) days after the request by Landlord, Tenant shall execute a commercially reasonable instrument presented to Tenant for the purpose of effecting such subordination. It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant or contained in the aforesaid subordination agreement, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage.

(c)
Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlord's interest in the Leased Premises upon notice of such mortgagee's name and address from Landlord. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

XVI.    SURRENDER
16.1    Surrender.
Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant's right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord, in good condition and repair, reasonable wear and tear and loss by fire or other casualty excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required herein, or because of Tenant's particular use of the Leased Premises (even if permitted pursuant to Section 1.5(a) hereof), shall not be deemed "reasonable wear and tear." Tenant shall deliver to Agent all keys to all doors therein. As used herein, the term "improvements" shall include, without limitation, all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment, and all Alterations (as said term is defined in Section 9.3 hereof) whether or not permitted under said Section 9.3. All alterations, including the Alterations, improvements and additions, temporary or permanent, made in or upon the Leased Premises by Tenant, or made by Landlord on Tenant's behalf, shall become Landlord's property immediately upon installation thereof and shall remain upon the Leased Premises on any such termination without compensation, allowance or credit to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove any alterations, including the Alterations, and to restore the Leased Premises to their condition prior to the making of any such alterations, repairing any damage occasioned by such removal and restoration, unless Landlord has consented to the installation thereof, in which event no such removal may be required by Landlord. For purposes of this Section 17.1, Tenant's Work is hereby deemed approved by Landlord. If Landlord requires removal of any alterations and Tenant does not make such removal in accordance with this Section at the time of such termination, or within thirty (30) days after such request, whichever is later, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof or, at its election, deliver the same to any other place of business of Tenant or warehouse the same. Tenant shall pay the reasonable costs of such removal, repair, delivery and warehousing to Landlord on demand.
16.2    Removal of Tenant's Property.
Upon the termination of this Lease by lapse of time, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("Trade Fixtures"); provided, however, that Tenant shall repair any damage to the Leased Premises which may result from such removal, and shall restore the Leased Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the Leased Premises prior to the expiration or earlier termination of the Lease Term, Landlord, may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a bill of sale, without further payment or credit by Landlord to Tenant.
16.3    Holding Over.
Tenant shall have no right to occupy the Leased Premises or any portion thereof after the expiration of the Lease or after termination of the Lease or of Tenant's right to possession pursuant to Section 19.2 hereof. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Leased Premises. For each month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Leased Premises after the expiration of the Lease or after termination of the Lease or Tenant's right to possession, Tenant shall pay monthly rental at a rate equal to 125% of the rate of rent and other charges payable by Tenant hereunder immediately prior to the expiration or other termination of the Lease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as a payment on account and not in satisfaction of damages for such holding over.
XVII.    ENVIRONMENTAL CONDITIONS
17.1    "Environmental Condition" Defined.
As used in this Lease, the phrase "Environmental Condition" shall mean: (a) any adverse condition relating to surface water, ground water, drinking water supply, land, surface or subsurface strata or the ambient air, and includes, without limitation, air, land and water pollutants, noise, vibration, light and odors, or (b) any condition which may result in a claim of liability under the Comprehensive Environment Response Compensation and Liability Act, as amended ("CERCLA"), or the Resource Conservation and Recovery Act ("RCRA"), or any claim of violation of the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act ("TOSCA"), or any claim of liability or of violation under any federal statute hereafter enacted dealing with the protection of the environment or with the health and safety of employees or members of the general public, or under any rule, regulation, permit or plan under any of the foregoing, or under any law, rule or regulation now or hereafter promulgated by the state in which the Leased Premises are located, or any political subdivision thereof, relating to such matters (collectively "Environmental Laws"). Landlord hereby represents and warrants to Tenant that there is no Environmental Condition known to Landlord which would prevent the use of the Building by Tenant as warehouse and storage space. Tenant shall not, however, be responsible for environmental conditions existing prior to Tenant’s possession of the Leased Premises except for Tenant’s acts or omissions that worsen, in any way, said conditions, and only to the extent of the worsening.
17.2    Compliance by Tenant.
Tenant shall, at all times during the Lease term, comply with all Environmental Laws applicable to the Leased Premises and shall not, in the use and occupancy of the Leased Premises, cause or contribute to, or permit or suffer any other party to cause or contribute to any Environmental Condition on or about the Leased Premises. Environmental Indemnity.
Tenant shall protect, indemnify and save harmless Landlord, Agent and all of their respective members, directors, officers, employees and agents from and against all liabilities, obligations, claims damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of whatever kind or nature, contingent or otherwise, known or unknown, incurred or imposed, based upon any Environmental Laws or resulting from any Environmental Condition on or about the Leased Premises which occurs due to the acts or omissions of Tenant or the Permitted Parties of Tenant ("Tenant Contamination"). In case any action, suit or proceeding is brought against any of the parties indemnified herein by reason of any Tenant Contamination, Tenant will, at Tenant's expense, by counsel reasonably approved by Landlord, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligations of Tenant under this Section 18.3 shall survive the expiration or earlier termination of this Lease, and Tenant shall, notwithstanding a termination of this Lease, continue to pay rent for the Leased Premises in the same amount paid during the last year of the term hereof until such time as all remediation work required to cure such matter has been completed.
Landlord shall protect, indemnify and save harmless Tenant and all of its respective members, directors, officers, employees and agents from and against all liabilities, obligations, claims damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of whatever kind or nature, contingent or otherwise, known or unknown, incurred or imposed, based upon any Environmental Laws or resulting from any Environmental Condition on or about the Leased Premises which occurs due to the acts or omissions of Landlord or the Permitted Parties of Landlord ("Landlord Contamination"). In case any action, suit or proceeding is brought against any of the parties indemnified herein by reason of any Landlord Contamination, Landlord will, at Landlord's expense, by counsel reasonably approved by Tenant, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. During any remediation necessitated of any Landlord Contamination, the rent payable hereunder shall be equitably adjusted to the extent of any material adverse interference with Tenant's use and occupancy of the Leased Premises. The obligations of Landlord under this Section 18.3 shall survive the expiration or earlier termination of this Lease.
17.3    Testing and Remedial Work.
Landlord may conduct tests and routine audits on or about the Leased Premises for the purpose of determining the presence of any Environmental Condition. If such tests and/or audits indicate the presence of an Environmental Condition on or about the Leased Premises which occurs due to the acts or omissions of Tenant or its Permitted Parties, Tenant shall, in addition to its other obligations hereunder, reimburse Landlord for the cost of conducting such tests. Without limiting Tenant's liability under Section 18.3 hereof, in the event of any such Environmental Condition, Tenant shall promptly and at its sole cost and expense, take any and all steps necessary to remedy the same, complying with all provisions of applicable law and with Section 9.3(b) hereof. If Tenant fails to promptly remedy same, then Tenant shall deposit with Landlord an amount sufficient to cause the remediation of same, based upon Landlord's reasonable estimate of the cost thereof, and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after Landlord bills Tenant therefor, or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.
XVIII.    REMEDIES
18.1    Defaults.
Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein:

(a)
Tenant shall be adjudged an involuntary bankrupt, or a decree or rider approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

(b)
Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant to or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceeding or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

(c)	Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

(d)	The Leased Premises are levied upon by any revenue officer or similar officer on account of the actions of Tenant; or

(e)
A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof;

(f)	Tenant shall abandon the Leased Premises during the term hereof; or

(g)
Tenant shall default in any payment of rent or in any other payment required to be made by Tenant hereunder when due as herein provided (all of which other payments shall be deemed "additional rent" payable hereunder), or shall default under Sections 6.1 or 6.2 hereof, and any such default shall continue for five (5) business days after notice thereof in writing to Tenant; or

(h)
Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to assure payment thereof, or, having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

(i)
Tenant shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence.

18.2    Remedies.
Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession in accordance with Section 17.1, and vacate the Leased Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord the full and free right, without demand or notice of any kind to Tenant except as hereinabove expressly provided for, to enter into and upon the Leased Premises in such event with or without process of Law and to repossess the Leased Premises by force, self-help or otherwise without process of law as Landlord's former estate and to expel or remove Tenant and any other who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damages resulting therefrom and without relinquishing Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages all rent and other sums due and payable by Tenant on the date of termination, plus (a) an amount equal to the value of the rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Leased Premises for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Leased Premises, preparation for reletting and for reletting itself), and (b) the cost of performing any other covenants to be performed by Tenant. If Landlord elects to terminate Tenant's right to possession only without terminating the Lease, Landlord may, at Landlord's option, enter into the Leased Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord may relet all or any part of the Leased Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining under the Lease term, and the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, notwithstanding good faith efforts to do so, Tenant shall continue to pay to Landlord on demand the monthly rent due hereunder, and other sums provided herein to be paid by Tenant. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys' fees and brokers' commissions), to satisfy the rent and other charges herein provided to be paid for the remainder of the Lease term, Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord shall use reasonable efforts to mitigate its damages arising out of Tenant's default; Landlord shall not be deemed to have failed to use such reasonable efforts by reason of the fact that Landlord has leased or sought to lease other vacant premises owned by Landlord, whether on the Real Estate or not, in preference to reletting the Leased Premises, or by reason of the fact that Landlord has sought to relet the Leased Premises at a rental rate higher than that payable by Tenant under the Lease (but not in excess of the then current market rental rate). If Tenant shall default under Section 19.1

(i) and if such default cannot with due diligence be cured within said period of thirty (30) days after notice in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate such default, and vigorously pursues such cure to completion thereafter, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default, and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the said term ended or to repossess without terminating the Lease, and to enforce all of its rights and remedies hereunder for any other default not timely cured.
18.3    Remedies Cumulative.
No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.
18.4    No Waiver.
No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power to be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary to Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.
18.5    [Intentionally Deleted].
18.6    Delinquent Rent.
In the event Tenant shall be late in the payment of rent or other charges required to be paid hereunder more than two (2) times in any twelve (12) calendar month period (provided notice of such payment or other monetary default shall have been given to Tenant, but regardless of whether Tenant shall have timely cured any such payment or other defaults of which notice was given), and in addition to the other remedies set forth herein, Tenant shall pay to Landlord, as liquidated damages, ten percent (10%) of such delinquent amount, together with such delinquent amount.
XIX.    SECURITY DEPOSIT
[Intentionally Deleted]

XX.    MISCELLANEOUS
20.1    [Intentionally Deleted].
20.2    Estoppel Certificates.
Landlord and Tenant shall, at any time and from time to time upon not less than ten

(10) days' prior written request from the other, execute, acknowledge and deliver to the requesting party, in form reasonably satisfactory to the requesting party, a written statement certifying (if true) that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the other party is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, whether Tenant has any rights of setoff or self-help under this Lease, and such other accurate certifications as may reasonably be required by the requesting party or its mortgagee, agreeing to give copies to any mortgagee of all notices required under this Lease and agreeing to afford the requesting party's mortgagee a reasonable opportunity to cure any default. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or Real Estate and their respective successors and assigns.
20.3    Landlord's and Tenant's Right to Cure/Landlord Default.
Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys' fees) at the highest rate then payable by Tenant in the State of Ohio, or, in the absence of such a maximum rate, at a rate per annum equal to four percent (4%) in excess of the announced prime rate of interest of PNC National Bank, Columbus, Ohio in effect on the date of such advance, from the date of the advance to the date of repayment by Tenant to Landlord.
Any failure by Landlord to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Landlord, if such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord, shall constitute a default by Landlord under this Lease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence.
Tenant may, but shall not be obligated to, cure any default by Landlord solely with respect to the Leased Premises (specifically including, but not by way of limitation, Landlord's failure to obtain insurance or make repairs); and whenever Tenant so elects, all reasonable costs and expenses are paid by Tenant in curing such default, including without limitation reasonable attorney's fees, shall be reimbursed by Landlord to Tenant within thirty (30) days after demand therefor, together with copies of all invoices evidencing such expenditures, together with interest (except in the case of said attorneys' fees) at the highest rate then payable by Landlord in the State of Ohio, or, in the absence of such a maximum rate, at a rate per annum equal to four percent (4%) in excess of the announced prime rate of interest of PNC National Bank, Columbus, Ohio in effect on the date of such advance, from the date of the advance to the date of repayment by Landlord to Tenant. In the event Landlord fails to reimburse Tenant within such thirty (30) days, Tenant shall have the option to deduct the reasonable cost of the cure from twenty-five percent (25%) of the rent and charges otherwise due hereunder. Tenant shall also have any and all rights available under the laws of the state in which the Leased Premises are situated.
20.4    Amendments Must Be in Writing.
This document contains the entire agreement between the parties hereto with respect to the subject matter hereof. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed and delivered by both parties hereto.

20.5    Notices.
Whenever under this Lease provisions are made for notice of any kind to Landlord, it shall be deemed sufficient notice and sufficient service thereof if such notice to Landlord is in writing, addressed to Landlord at 4300 East Fifth Avenue, Columbus, Ohio 43219, Attn: Senior Vice President, Lease, with a copies to 4300 East Fifth Avenue, Columbus, Ohio 43219, Attn: Senior Vice President, General Counsel and 4300 East Fifth Avenue, Columbus, Ohio 43219, Attn: Lease Administration or at such address as Landlord may notify Tenant in writing, and deposited in the United States mail by certified mail, return receipt requested, with postage prepaid or Federal Express, Express Mail. Notice to Tenant shall be sent in like manner to: General Counsel, 810 DSW Drive, Columbus, Ohio 43219, with a copy to Sr. Vice President - Real Estate, 810 DSW Drive, Columbus, Ohio 43219. All notices shall be effective upon receipt or refusal of receipt. Either party may change the place for service of notice by notice to the other party.
20.6    Short Form Lease.
This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the names of the parties, the legal description and the term of the Lease in such form as mutually agreed upon by the parties.
20.7    Time of Essence.
Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.
20.8    Relationship of Parties.
Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture, by the parties hereto, it being understood and agreed that no provision contained in this Lease or any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.
20.9    Captions.
The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.
20.10    Severability.
If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
20.11    Law Applicable.
This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.
20.12    Covenants Binding on Successors.
All of the covenants, agreements, conditions, and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators,

successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.
20.13    Brokerage.
Landlord and Tenant each represent to the other that they have not entered into any agreement or incurred any obligation in connection with this transaction which might result in the obligation to pay a brokerage commission. Landlord and Tenant hereby covenant to pay, hold harmless, indemnify and defend the other party from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof on account of the actions of the indemnifying party.
20.14    Landlord Means Owner.
The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Real Estate, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.
20.15    Lender's Requirements.
If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner (other than in the description of the Leased Premises, the term, the purpose or the rent or other changes hereunder, or in any other regard as will substantially or materially affect the rights of Tenant under this Lease), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements. Tenant shall, within ten (10) days after the effective date of Landlord's notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute. Failure of Tenant to respond within said ten (10) day period shall be a default under this Lease without further notice.
20.16    Signs.
Tenant shall be responsible for obtaining all permissions, approvals, permits and licenses required or deemed necessary by Tenant relating to the signs desired by Tenant and described below. Landlord shall reasonably cooperate with Tenant’s efforts; provided however, all such cooperation shall be at Tenant’s expense. Tenant shall have the right to alter its exterior and monument signage with Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

20.17    Parking Areas.
It is understood by and between the parties hereto that parking on the Real Estate, unless as otherwise specifically designated by Landlord as exclusive parking, is allocated to the tenants thereof on an unreserved basis. Tenant, its employees and invitees may use the parking for Tenant’s use.
20.18    Force Majeure.
In the event either party hereto (the "Delayed Party") shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, the unforeseen application of restrictive governmental laws or regulations, riots, insurrection, war, acts of terrorism or other reason of a like nature not the fault of the Delayed Party in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided that the Delayed Party notified the other party within fifteen (15) days of the Delayed Party being informed of the occurrence of the event causing such delay. The provisions of this section shall not operate to excuse either party from the payment of any monetary sums due under the terms of this Lease.
20.19    Landlord's and Tenant's Expenses.
Tenant agrees to pay on demand Landlord's expenses, including reasonable attorneys' fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of Tenant under this Lease, in curing any default by Tenant as provided in Section 19.2 hereof or in connection with appearing, defending or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim for lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of Tenant wherein Landlord is not adjudicated to be in default under this Lease, or in connection with any investigation or review of any conditions or documents in the event Tenant requests Landlord's agreement, approval or consent to any action of Tenant which may be desired by Tenant or required of Tenant hereunder.
Landlord agrees to pay on demand Tenant's expenses, including reasonable attorneys' fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of Landlord under this Lease, in curing any default by Landlord in the Leased Premises or in connection with appearing, defending or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim for lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of Landlord wherein Tenant is not adjudicated to be in default under this Lease, or in connection with any investigation or review of any conditions or documents in the event Landlord requests Tenant's agreement, approval or consent to any action of Landlord which may be desired by Landlord or required of Landlord hereunder.
20.20    Execution of Lease by Landlord.
The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and by Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein.
20.21    [Intentionally Deleted].

20.22    Exculpatory Clause.
Except with respect to any damages resulting from the gross negligence of Landlord, its agents, or employees, Landlord shall not be liable to Tenant, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord personally, its members, officers, directors, shareholders or partners, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord, and that all personal liability of Landlord of every sort, if any, is hereby expressly waived by Tenant, to the extent permitted by law, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the Leased Premises for the payment thereof.
If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, or their successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Leased Premises, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's fee simple estate in the Real Estate and the rents and profits thereof, and not out of any other assets of Landlord, or any of its members, officers, directors, shareholders or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple estate and the rents and profits thereof.
20.23    [Intentionally Deleted].
20.24    [Intentionally Deleted].
20.25    Consent.
Whenever this Lease requires the consent of either party hereto, such consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that this provision shall not apply where a specific standard is otherwise set forth for granting or withholding consent in this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.
LANDLORD:

Southeast Industrial Park LLC
An Ohio limited liability company

By:	/s/ Joseph Schottenstein

Print Name:	Joseph Schottenstein__________

Its:	Authorized Signatory

TENANT:

DSW Shoe Warehouse, Inc.
a Missouri corporation

By:	/s/ Jeff Girard
Print Name:	/s/ Jeff Girard__________________
Its:	VP, Distribution________________